Exhibit 10.3

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of [•], 2022 by and between Hainan Manaslu Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purposes trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-261340 (the “Registration Statement”) and related prospectus (the “Prospectus”) for the initial public offering (the “Offering”) of the Company’s units (the “Units”), each of which consists of (i) one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”); (ii) one-half of one redeemable warrant , each whole warrant entitling the holder thereof to purchase one Ordinary Share; and (iii) one right to receive one-tenth of one Ordinary Share, has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission;

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (“Representative”) as representative of the several underwriters named therein (the “Underwriters”);

WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 12 month period following the closing of the Offering, upon the request of the Company’s sponsor, Bright Winlong LLC, a Cayman Islands limited liability company (the “Sponsor”), the Company may extend such period up to nine times, each by an additional one month (for a total of up to 21 months to complete a Business Combination), subject to the Sponsor or its affiliates or permitted designees, upon five days advance notice prior to the 12 month anniversary of the Offering, or each subsequent monthly anniversary thereafter, as applicable (each, the “Applicable Deadline”), depositing $198,000 (or up to $227,700 if the Underwriters’ over-allotment option is exercised in full) for each one-month extension, for a total payment of up to $1,782,000, or $2,049,300 if the Underwriters’ over-allotment option is exercised in full, into the Trust Account (as defined below) on or prior to the date of the Applicable Deadline for such extensions (each, an “Extension”), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for each Extension payable upon consummation of a Business Combination; and

WHEREAS, as described in the Registration Statement, $60,600,000 of the gross proceeds of the Offering and sale of the Placement Units (as defined in the Underwriting Agreement) (or $69,690,000 if the Underwriters’ over-allotment option is exercised in full) and the proceeds from any loans in connection with an Extension will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property are referred herein to as the “Public Shareholders,” and the Public Shareholders and the Company together are referred to herein as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,950,000, or up to $2,242,500 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Representative upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company (and in the case of Exhibit A, jointly signed by the Representative), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $60,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay taxes as provided in this Agreement only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 12 months after the closing of the Offering or such later date upon an Extension effectuated pursuant to the terms hereof and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including any amounts representing interest earned on the Trust Account, less interest previously released to, or reserved for use by, the Company in an amount up to $60,000 to pay dissolution expenses (as applicable) and less any other interest released to, or reserved for use by, the Company to pay taxes, shall be distributed to the Public Shareholders of record as of such date. The Trustee agrees to serve as the paying agent of record (“Paying Agent”) with respect to any distribution of Property that is to be made to the Public Shareholders and, in its separate capacity as Paying Agent, agrees to distribute such Property directly to the Company’s Public Shareholders in accordance with the terms of this Agreement and the Company’s amended and restated memorandum and articles of association in effect at the time of such distribution;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Withdrawal Request”), withdraw from the Trust Account and distribute to the Company interest in an amount up to $60,000 to pay dissolution expenses and any interest to cover any tax obligation owed by the Company as a result of assets of the Company or any taxes of the Company which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority. To the extent there is not sufficient cash in the Trust Account to fulfill a Withdrawal Request, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account. The Trustee acknowledges and agrees that no amount in excess of interest income earned on the Property shall be payable from the Trust Account to the Company pursuant to this Section 1(j). A Withdrawal Request shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to provide holders of Ordinary Shares the right to have their Ordinary Shares redeemed in connection with an initial Business Combination or to redeem 100% of the Ordinary Shares included in the Units sold in the Offering if the Company has not consummated an initial Business Combination within such time as is described in Section 1(i) of this Agreement or (ii) with respect to the other provisions relating to shareholders’ rights or pre-Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i) through 1(k) above; and

(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, follow the instructions set forth in the Extension Letter.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), the Trustee shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee shall not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee and transaction processing fee, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until the Business Combination is consummated. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the annual administration fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the general meeting verifying the vote of such shareholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement;

(g) Within four (4) business days after the Underwriters exercise the over-allotment option (or any portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount due with respect to such exercise, which shall be up to $2,242,500;

(h) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representative on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(i) If applicable, issue a press release at least three days prior to the Applicable Deadline announcing that, at least five days prior to the Applicable Deadline, the Company received notice from the Sponsor that the Sponsor intends to deposit funds into the Trust Account for extending the Applicable Deadline and the Board has approved such Extension; and

(j) Promptly following the Applicable Deadline, disclose whether or not the deadline for the Company to consummate a Business Combination has been extended.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days after receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except as set forth in Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), 1(j) and 1(k) hereof (which may not be changed, modified, amended or deleted without the affirmative vote of sixty five percent (65%) of all issued and outstanding Ordinary Shares of the Company having voted in favor of such change, modification, amendment or deletion; provided that no such amendment will affect any Public Shareholder who has elected to redeem his, her or its Ordinary Shares in connection with a shareholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended, modified or deleted (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Daniel Egan

Email: fwolf@continentalstock.com

Email: degan@continentalstock.com

if to the Company, to:

Hainan Manaslu Acquisition Corp.

B3406, 34F, West Tower, Block B

Guorui Building, 11 Guoxing Avenue

Haikou, Hanan Province, PRC

Attn: Zhifan Zhou

Email: larry_chow86@aliyun.com

in each case, with copies to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Richard I. Anslow, Esq.

Email: ranslow@egsllp.com

and

Ladenburg Thalmann & Co. Inc.

640 Fifth Ave., 4th Floor

New York, NY 10019

Attn: Steven Kaplan

Email: skaplan@ladenburg.com

and

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Brad L. Shiffman, Esq.

Email: Brad.Shiffman@blankrome.com

(f) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(i) Each of the Company and the Trustee hereby acknowledges and agrees that the Representative, on behalf of the Underwriters, is a third-party beneficiary of this Agreement.

(j) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity, without the written consent of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:	Fran Wolf
Title:	Vice President

Hainan Manaslu Acquisition Corp.

By:
Name:	Zhifan Zhou
Title:	Chairman and Chief Executive Officer

[Signature Page to the Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00
Transaction processing fee for disbursements to Company under Section 1	Billed to Company following disbursement made to Company under Section 1	$250.00
Paying Agent services as required pursuant to Section 1	Billed to Company upon delivery of service pursuant to Section 1	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Daniel Egan

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Mr. Egan:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Hainan Manaslu Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2022 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [insert business] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date (or such shorter period as you may agree) of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into a segregated account at J.P. Morgan Chase Bank, N.A. held by you on behalf of the Beneficiaries so that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representative on behalf of the Underwriters (with respect to the Deferred Discount)). It is acknowledged and agreed that while the funds are on deposit in the segregated account at JPMorgan Chase Bank, N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”), and (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Secretary or Chairman, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held, and (b) a joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount to the Representative from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds from the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such notice as soon thereafter as possible.

Very truly yours,

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

AGREED TO AND

ACKNOWLEDGED BY

Ladenburg Thalmann & Co. Inc.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Daniel Egan

Re:	Trust Account - Termination Letter

Dear Mr. Wolf and Mr. Egan:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Hainan Manaslu Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2022 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a target business within the time frame specified in Section 1(i) of the Trust Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the a segregated account at J.P. Morgan Chase Bank, N.A. held by you on behalf of the Beneficiaries to await distribution to the Public Shareholders. The Company has selected [___], 202_, as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, we hereby direct you to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the amended and restated memorandum and articles of association of the Company as in effect at the time of such distribution. Upon the distribution of all funds in the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

cc:	Ladenburg Thalmann & Co. Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Daniel Egan

Re:	Trust Account - Withdrawal Instruction

Dear Mr. Wolf and Mr. Egan:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hainan Manaslu Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $____ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement] [in connection with its dissolution [upon the expiration of the 12 month period following completion of the Offering (or upon such later date as may be extended in accordance with the terms described in the Company’s amended and restated memorandum and articles of association)]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

cc:	Ladenburg Thalmann & Co. Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Daniel Egan

Re:	Trust Account Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Mr. Egan:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hainan Manaslu Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2022 (the “Trust Agreement”), the Company hereby requests that you liquidate sufficient amounts from the trust account and deliver to the redeeming Public Shareholders of the Company $____ of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of its public Ordinary Shares if the Company has not consummated an initial Business Combination within such time as is described in Section 1(i) of the Trust Agreement or (ii) with respect to the other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

cc:	Ladenburg Thalmann & Co. Inc.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Daniel Egan.

Re:	Trust Account Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Hainan Manaslu Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of [•], 2022 (the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one month, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $_________, (or $[•] if the underwriters’ over-allotment option was exercised in full), which will be wired to you, into the Trust Account investments upon receipt.

This is the [_____] of up to nine Extension Letters.

Very truly yours,

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

cc:	Ladenburg Thalmann & Co. Inc.